Exhibit 4.5
EXECUTION COPY

SECURITY AGREEMENT
by and among
SMART MODULAR TECHNOLOGIES (WWH), INC.
THE GUARANTORS PARTY HERETO
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Dated as of March 28, 2005

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9. GENERAL PROVISIONS	14
9.1 Effectiveness	14
9.2 Section Headings	15
9.3 Interpretation	15
9.4 Severability of Provisions	15
9.5 Counterparts; Telefacsimile Execution	15
9.6 Revival and Reinstatement of Obligations	15
9.7 Termination; Release	15
9.8 Notices	15
EXHIBITS AND SCHEDULES

Exhibit A	Form of Collateral Access Agreement
Exhibit B	Form of Control Agreement
Exhibit C	Form of Copyright Security Agreement
Exhibit D	Form of Patent Security Agreement
Exhibit E	Form of Trademark Security Agreement

Schedule A	Non-Pledgor Subsidiaries
Schedule 3.2	Locations of Inventory and Equipment
Schedule 3.3(a)	Jurisdiction of Organization
Schedule 3.3(b)	Chief Executive Offices
Schedule 3.3(c)	FEINS
Schedule 3.3(d)	Commercial Tort Claims
Schedule 3.4	Deposit Accounts and Securities Accounts
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SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of March 28, 2005 (as amended, amended and restated, supplemented or otherwise modified from time to time) among SMART MODULAR TECHNOLOGIES (WWH), INC., an exempted company organized under the laws of the Cayman Island (the “Company”). THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (“Guarantors”, and together with the Company, the “Obligors”) in favor of U.S. BANK NATIONAL ASSOCIATION, as trustee (“Trustee”) pursuant to the Indenture (the “Indenture”) dated as of the date hereof by and among the Company, the guarantors party thereto and the Trustee, acting for and on behalf of the holders of the Notes described below (the “Noteholders”).
RECITALS
     WHEREAS, The Company has issued, on the date hereof, Senior Secured Floating Rate Notes due 2012 in the aggregate principal amount of $125,000,000 (collectively, the “Notes”);
     WHEREAS, the Noteholders have authorized the Trustee to enter into this Agreement; and
     WHEREAS, in order to induce the Noteholders to purchase the Notes, each Obligor has agreed to secure the payment and performance of the Obligations (as hereinafter defined) and to accomplish same by (i) executing and delivering to the Trustee this Agreement and (ii) delivering to the Trustee any and all other documents required hereunder.
     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. DEFINITIONS AND CONSTRUCTION.
     1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:
     “Account” means an account (as that term is defined in the Code), and any and all supporting obligations in respect thereof.
     “Account Debtor” means any Person who is obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.
     “Additional Documents” has the meaning set forth in Section 2.4(c).
     “Agreement” has the meaning set forth in the preamble hereto.
     “Bank Indebtedness” has the meaning assigned to such term in the Intercreditor Agreement.
     “Bankruptcy Code” means, as applicable, (i) title 11 of the United States Code, (ii) the Insolvency Act 1986 (and such secondary legislation as refers thereto); or (iii) any similar legislation in a relevant jurisdiction, in each case, as in effect from time to time.

     “Books” means all of each Obligor’s now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Obligor Collateral) or liabilities, all of each Obligor’s and the Subsidiaries’ Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).
     “Business Day” means any day that is not (a) a Saturday or a Sunday, or (b) any day on which banks are authorized or required to close (i) in the case of any Obligor, in the State of California, (ii) in the case of PR Guarantor, the Commonwealth of Puerto Rico or (iii) in the case of UK Guarantor, England and Scotland.
     “Code” means the New York Uniform Commercial Code, as in effect from time to time.
     “Collateral” means all personal property and assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor in or upon which a Lien is granted to the Trustee under any of the Financing Documents, including without limitation, the Obligor Collateral.
     “Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s Books, Equipment or Inventory, in each case substantially in the form of Exhibit A or any other form that is in form and substance reasonably satisfactory to Trustee.
     “Collections” means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).
     “Commercial Tort Claim Assignment” has the meaning assigned to such term in Section 2.4(b).
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Control Agreement” means a control agreement, substantially in the form of Exhibit B or any other form that is in form and substance reasonably satisfactory to Trustee, executed and delivered by an Obligor, Trustee, and the applicable securities intermediary (with respect to a Securities Account) or a bank (with respect to a Deposit Account).
     “Copyright Security Agreement” means a copyright security agreement executed and delivered by any Obligor in favor of Trustee, with respect to the copyrights owned by such Person, substantially in the form of Exhibit C or any other form that is in form and substance reasonably satisfactory to Trustee.
     “Deposit Account” means any deposit account (as that term is defined in the Code).
     “Equipment” means equipment (as that term is defined in the Code), and includes machinery, machine tools, motors, furniture, furnishings, trade fixtures, vehicles (including motor vehicles), computer hardware, tools, parts, and goods (other than consumer goods, farm products, Inventory or fixtures that are not trade fixtures), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     “Event of Default” has the meaning set forth in the Indenture.
     “FEIN” means Federal Employer Identification Number.
     “Financing Documents” means this Agreement, the Indenture, the Notes, the Security Documents (as defined in the Indenture) and any other agreement entered into or any notice or certificate delivered, now or in the future, by any Obligor or any of their respective Affiliates and any Secured Party in connection with this Agreement or any of the foregoing agreements.
     “Foreign Obligor” means any Obligor that is not organized under the laws of the United States.
     “General Intangibles” means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights arising under common law statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.
     “Guarantor” has the meaning set forth in the preamble hereto.
     “Indemnified Liabilities” has the meaning set forth in Section 5.3.
     “Indemnified Person” has the meaning set forth in Section 5.3.
     “Indenture” has the meaning set forth in the preamble hereto.
     “Insolvency Proceeding” means (a) any proceeding commenced by or against or in respect of any Person under any provision of the Bankruptcy Code or under any other state, provincial, or federal bankruptcy or insolvency law, (b) any assignments for the benefit of creditors, formal or informal moratoria, compositions, arrangements, extensions generally with or for the benefit of creditors, or any class of them, or (c) any proceedings seeking reorganization, arrangement, winding-up or other similar relief.
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among Wells Fargo Foothill, Inc., as Administrative Agent, the Trustee, and the Company.
     “Inventory” means inventory (as that term is defined in the Code).
     “Investment Property” means investment property (as that term is defined in the Code), and any and all supporting obligations in respect thereof.
     “IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

     “Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, irrespective of whether (a) such interest is based on the common law, statute, or contract, (b) such interest is recorded or perfected, and (c) such interest is contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances. Without limiting the generality of the foregoing, the term “Lien” includes the lien or security interest arising from a mortgage, deed of trust, encumbrance, charge, pledge, hypothecation, assignment, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.
     “Negotiable Collateral” means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.
     “Noteholder-Related Person” means, with respect to any Noteholder, such Noteholder, together with such Noteholder’s Affiliates, officers, directors, employees, attorneys, and agents.
     “Noteholders” has the meaning set forth in the preamble hereto.
     “Notes” has the meaning set forth in the recitals hereto.
     “Obligations” means all principal, interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued), premiums, liabilities, obligations, fees, charges, costs, expenses (including any fees or expenses that, but for the commencement of an Insolvency Proceeding, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by any Obligor to the Secured Parties or any of them pursuant to or evidenced by the Notes or any other Financing Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all expenses that such Obligors are required to pay or reimburse by the Financing Documents, by law, or otherwise. Any reference in this Agreement or in the Financing Documents to the Obligations shall include all extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.
     “Obligor” means each of and “Obligors” means collectively, the Company and the Guarantors.
     “Obligor Collateral” means all of each Obligor’s now owned or hereafter acquired right, title, and interest (subject to the specific exceptions contained in any Financing Document) in and to each of the following:
          (a) all of its Accounts,
          (b) all of its Books,
          (c) all of its commercial tort claims,
          (d) all of its Deposit Accounts,

          (e) all of its Equipment,
          (f) all of its General Intangibles,
          (g) all of its Inventory,
          (h) all of its Investment Property (including all of its securities and Securities Accounts),
          (i) all of its Negotiable Collateral,
          (j) money or other assets of such Obligor that now or hereafter come into the possession, custody, or control of any Secured Party,
          (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof, and
          (l) only with respect to PR Guarantor, all other business, undertaking, property, assets, revenues, present and future, and any interest therein.
     Anything contained in any other provision of this Agreement or any other Financing Document to the contrary notwithstanding, the term “Obligor Collateral” shall not include: (i) the Stock of any Foreign Subsidiary held by a Domestic Subsidiary, solely to the extent that such Stock represents more than 66% of the total combined voting power of all classes of Stock of such Foreign Subsidiary entitled to vote; (ii) any Stock in any of the entities as set forth on Schedule A; (iii) any rights or interest of any Obligor in any lease covering real property; (iv) any rights or interest in any contract, lease, permit, license, charter, or license agreement of any Obligor if under the terms of such contract, lease, permit, license, charter, or license agreement, or applicable law with respect thereto, the grant of a security interest therein to Trustee is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter, or license agreement, or causes a termination or entitles the other party to terminate, and such prohibition or termination has not been waived or the consent of the other party to such contract, lease, permit, license, charter, or license agreement has not been obtained; provided, however, that the foregoing exclusion shall in no way be construed (a) to apply if and to the extent any described prohibition is unenforceable under Section 9-406, 9-407, or 9-408 of the Code or other applicable law, or (b) so as to limit, impair, or otherwise affect Trustee’s continuing security interests in any rights or interests of any Obligor in or to monies due or to become due under any described contract, lease, permit, license, charter or license agreement (including any Accounts), or (c) to limit, impair, or otherwise affect Trustee’s continuing security interests in any rights or interests of any Obligor in and to any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, charter, or license agreement, (v) motor vehicles the perfection of a security interest in which is excluded from the Code in the relevant jurisdiction, or (vi) only to the extent applicable to the PR Guarantor and not otherwise permitted under applicable law, the interests or claims under insurance policies (except as to proceeds payable with respect to other covered collateral), judgments, tort claims, tax refunds or tax refund claims or claims against a governmental entity, in each case to the extent such property or assets are located in Puerto Rico.

     “Patent Security Agreement” means a patent security agreement executed and delivered by any Obligor in favor of Trustee, with respect to the patents owned by such Person, substantially in the form of Exhibit Dl or any other form that is in form and substance reasonably satisfactory to Trustee.
     “Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.
     ‘‘Permitted Investment” has the meaning specified in the Indenture.
     “PR Guarantor” means SMART Modular Technologies (Puerto Rico) Inc., an exempted company organized under the laws of the Cayman Islands.
     “Real Property” means any estates or interests in real property now owned or hereafter acquired by any Obligor or a Subsidiary of any Obligor and the improvements thereto.
     “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
     “SEC” means the United States Securities and Exchange Commission and any successor thereto.
     “Secured Party” means, individually and collectively, each of the Noteholders and Trustee, and “Secured Parties” means the Noteholders and Trustee, collectively.
     “Securities Account” means a “securities account” as that term is defined in the Code.
     “Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3(a)l1-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as in effect from time to time).
     “Trademark Security Agreement” means a trademark security agreement executed and delivered by any Obligor in favor of Trustee, with respect to the trademarks owned by such Person, substantially in the form of Exhibit E or any other form that is in form and substance reasonably satisfactory to Trustee.
     “Trustee” has the meaning set forth in the preamble to this Agreement.
     “Trustee-Related Persons” means Trustee, together with its Affiliates, officers, directors, employees, attorneys, and agents.
     “Trustee’s Liens” shall mean the Liens granted by Obligors to Trustee under this Agreement or the other Financing Documents and any other Liens at any time granted or assigned to Trustee by any Obligor under any of the Financing Documents.
     “UK Guarantor” shall mean SMART Modular Technologies (Europe) Limited, a company organized under the laws of England and Wales.

     “United States” or “US” means the United States of America.
     “US Guarantor” shall mean SMART Modular Technologies, Inc., a California corporation.
     “Voidable Transfer” has the meaning set forth in Section 9.6.
          1.2 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.
          1.3 Indenture. Any terms used in this Agreement that are defined in the Indenture shall be construed and defined as set forth in the Indenture unless otherwise defined herein.
          1.4 Construction. The rules of construction specified in the Indenture shall be applicable to this Agreement. In addition, any reference to a Person shall be construed to include such Person’s successors and assigns and any reference to any agreement, instrument or document shall include all amendments, changes, extensions, modifications, renewals or replacements thereto and thereof.
          1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.
2. CREATION OF SECURITY INTEREST.
          2.1 Grant of Security Interest. Each Obligor hereby grants to Trustee, for the benefit of the Secured Parties, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Obligor Collateral in order to secure prompt repayment of any and all of its Obligations in accordance with the terms and conditions of the Financing Documents and in order to secure prompt performance by Obligors of each of their covenants and duties under the Financing Documents. The Trustee’s Liens in and to the Obligor Collateral shall attach to all Obligor Collateral without further act on the part of Trustee or Obligors. Anything contained in this Agreement or any other Financing Document to the contrary notwithstanding, except for transactions permitted by the Indenture or the Intercreditor Agreement, Obligors and their Subsidiaries have no authority, express or implied, to dispose of any item or portion of the Collateral (it being understood, with respect to any disposition of Obligor Collateral or an Obligor permitted by the Indenture (in each case to a Person other than an Obligor), Trustee’s Liens in and to such Obligor Collateral or, in the event of such disposition permitted under the Indenture of an Obligor, such Obligor’s Obligations hereunder and under the Financing Documents, shall be released automatically upon consummation of such disposition permitted under the Indenture, and, if the seller in such permitted disposition was an Obligor, the proceeds and products of such disposition shall be subject to Trustee’s Liens).
          2.2 Negotiable Collateral. Subject to Section 2.8, in the event that any Obligor Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral (other than letter of credit rights and promissory notes in an aggregate amount of up to $1,000,000; provided, however, that if an Event of Default has occurred and is continuing, and if Trustee so requests, Obligors agree to deliver physical possession or control of such items of Collateral), and if and to the extent that Trustee determines in its Permitted Discretion that perfection or priority of Trustee’s security interest is dependent on or enhanced by possession, the applicable Obligor, promptly following the request of Trustee, shall endorse and deliver physical possession of such Negotiable Collateral to Trustee.

          2.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Trustee or Trustee’s designee may notify Account Debtors of the Obligors that the Obligors’ Accounts, chattel paper, or General Intangibles have been assigned to Trustee or that Trustee has a security interest therein. After the Discharge of Credit Agreement Obligations, each Obligor agrees that it will hold in trust for the Secured Party, as the Secured Party’s trustee, any of its Collections that it receives and immediately will deliver to Trustee in their original form as received by such Obligor or its Subsidiaries.
          2.4 Filing of Financing Statements; Commercial Tort Claims; Delivery of Additional Documentation Required. Each Obligor authorizes Trustee to file any financing statement necessary or desirable to effectuate the transactions contemplated by the Financing Documents, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of Obligors where permitted by applicable law. Each Obligor hereby ratifies the filing of any financing statement previously authorized by it filed without the signature of such Obligor prior to the date hereof.
          (a) If Obligors or their Subsidiaries acquire any commercial tort claim in excess of $250.000 after the date hereof, Obligors shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Trustee a written description of such commercial tort claim and shall deliver a written agreement, in form and substance reasonably satisfactory to Trustee, pursuant to which the applicable Obligor or its Subsidiary shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Trustee, as security for the Obligations (a “Commercial Tort Claim Assignment”).
          (b) At any time upon the request of Trustee (except as expressly permitted otherwise in the Financing Documents), Obligors shall execute or deliver to Trustee any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, to the extent applicable, and all other documents (collectively, the “Additional Documents”) that Trustee may request in its Permitted Discretion, in form and substance reasonably satisfactory to Trustee in its Permitted Discretion, to create, perfect, and continue to perfect the Trustee’s Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Trustee in any owned Real Property having a value in excess of $1,000,000 acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated by the Financing Documents. To the maximum extent permitted by applicable law, each Obligor authorizes Trustee to execute any such Additional Documents in the applicable Obligor’s name and authorizes Trustee to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Trustee shall reasonably require (in the event an Obligor acquires or develops a material patent or files a patent application therefor, immediately upon such acquisition, development and filing), Obligors shall cause to be prepared, executed, and delivered to Trustee supplemental schedules to the applicable Financing Documents to identify all material patents, patent applications, copyright registrations and registered trademarks acquired or generated by any Obligor as being subject to the security interests created thereunder; provided, however, that (i) no Obligor shall register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the Closing Date or thereafter acquired, arising or developed) unless (x) the applicable Obligor provides Trustee with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration, and (y) prior to such registration, the applicable Obligor executes and delivers to Trustee a Copyright Security Agreement, supplemental schedules to an existing Copyright Security Agreement or such other documentation as Trustee reasonably deems necessary in order to perfect and continue perfected Trustee’s Liens on such copyrights following such registration and (ii) no Obligors shall be required to make any filings in any jurisdiction outside the United States in respect of patents, copyrights and trademarks.
          2.5 Power of Attorney. Subject to the Intercreditor Agreement, each Obligor hereby irrevocably makes, constitutes, and appoints Trustee (and any of Trustee’s officers, employees, or agents designated by Trustee) as such Obligor’s true and lawful attorney, with power, in each case to the extent permitted by applicable law, to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of such Obligor on any of the documents described in Section 2.4 and (b) after the Discharge of Credit Agreement Obligations, (i) at any time that an Event of Default has occurred and is continuing, sign such Obligor’s name on any invoice or bill of lading relating to the Obligor Collateral, drafts against Account Debtors, or notices to Account Debtors, (ii) send requests for verification of Obligors’ Accounts to the extent constituting Obligor Collateral, (iii) endorse such Obligor’s name on any of its payment items (including all of its Collections) that may come into the Secured Party’s possession, (iv) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor’s policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (v) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting Obligors’ Accounts to the extent constituting Collateral, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Trustee determines to be reasonable, and Trustee may cause to be executed and delivered any documents and releases that Trustee determines to be necessary. The appointment of Trustee as each Obligor’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid.
          2.6 Right to Inspect. Trustee (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable notice and at reasonable times to inspect the Books and make copies or abstracts thereof and to check, test, and appraise the Collateral, or any portion thereof, in order to verify the amount, quality, value, condition of, or any other matter relating to, the Obligor Collateral.
          2.7 Control Agreements. (a) Obligors agree that they will not transfer assets out of any of their Deposit Accounts or Securities Accounts; provided, however, that (i) any Obligor may make any such transfer if immediately thereafter, the Obligors are in compliance with Section 2.7(b) and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, Obligors may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement or the other Financing Documents and, if the transfer is to another bank or securities intermediary and made after the Discharge of Credit Obligations (unless otherwise permitted under Section 2.7(b)), so long as the applicable Obligor, Trustee, and the substitute bank or securities intermediary have entered into a Control Agreement, After the Discharge of Credit Agreement Obligations, Obligors agree that they will, subject to Sections 2.2, 2.5 and 2.7(b), take any or all reasonable steps that Trustee requests in order for Trustee to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to any of its or their Securities Accounts, Deposit Accounts, electronic chattel paper, Investment Property, and letter-of-credit rights. No Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Obligors without the prior written consent of Trustee. After the Discharge of Credit Agreement Obligations, upon the occurrence and during the continuance of an Event of Default, subject to the provisions of any Control Agreement, Trustee may notify any bank or securities intermediary to liquidate the applicable Deposit Account or Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to an account designated by the Trustee for the applicable Obligor; provided that, notwithstanding anything in any Financing Document to the contrary, Trustee agrees that it shall not give any bank or securities intermediary written notice instructing such bank or securities intermediary to cease honoring the applicable Obligor’s instructions unless and until an Event of Default has occurred and is continuing.
          (b) After the Discharge of Credit Agreement Obligations, Obligors shall not have Permitted Investments (other than Cash Management Accounts) in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $4,000,000 outstanding at any one time unless the applicable Obligor and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments in order to perfect (and further establish) the Trustee’s Liens in such Permitted Investments.
          2.8 Junior Priority Nature of Liens. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Trustee pursuant to this Agreement and the exercise of any right or remedy by the Trustee hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control. Notwithstanding anything herein to the contrary, until the Discharge of Credit Agreement Obligations, the requirements of this Agreement to deliver Obligor Collateral to the Trustee shall be deemed satisfied by delivery of such Obligor Collateral to the Agent (as such term is defined in the Intercreditor Agreement).
3. REPRESENTATIONS, WARRANTIES AND COVENANTS.
          In order to induce the Trustee to enter into this Agreement, each Obligor makes the following representations, warranties and covenants to the Secured Party which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:
          3.1 No Encumbrances. Each Obligor and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets, free and clear of Liens except for Permitted Liens and except for assets having de minimis value and not material to their business.
          3.2 Location of Inventory and Equipment. The Inventory and Equipment of US Guarantor is not stored with a bailee, warehouseman, or similar party, and is located only at, or in-transit between, the locations identified on Schedule 3.2 (as such Schedule may be updated pursuant to Section 3.5).
          3.3 Jurisdiction of Organization; Location of Chief Executive Office; FEIN; Organizational ID Number; Commercial Tort Claims. The jurisdiction of organization of each Obligor and each of its Subsidiaries is set forth on Schedule 3.3(a) (as such Schedule may be updated from time to time by Obligor on 5 days’ prior written notice to Trustee);
          (a) The chief executive office of each Obligor and each of its Subsidiaries is located at the address indicated on Schedule 3.3(b) (as such Schedule may be updated from lime to time by notice to the Trustee);
          (b) Each Obligor’s and each of its Subsidiaries’ FEIN and organizational identification number, if any, are identified on Schedule 3.3(c) (as such Schedule may be updated from time to time on 5 days’ prior written notice to Trustee); and

      (c) Obligors and their Subsidiaries do not hold any commercial tort claims involving a claim of more than $100,000, except as set forth on Schedule 3.3(d) (as such Schedule may be updated from time to time on 5 days’ prior written notice to Trustee).
          3.4 DDAs. Set forth on Schedule 3.4 are all of Obligors’ and their Subsidiaries’ Deposit Accounts and Securities Accounts (as updated from time to time by written notice from Obligors to Trustee to reflect Deposit Accounts and Securities Accounts opened in accordance with the terms hereof), including, with respect to each bank or securities intermediary (i) the name and address of such Person, and (ii) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.
          3.5 Covenants. Each Obligor covenants and agrees that until payment in full of the Obligations, Obligors shall keep US Guarantor’s Inventory and Equipment only at the locations identified on Schedule 3.2; provided, however, that US Guarantor may amend Schedule 3.2 so long as such amendment occurs by written notice to Trustee not less than 5 days prior to the date on which such Inventory or Equipment is moved to such new location, so long as such new location is within the United States and, if after the Discharge of Credit Agreement Obligations, so long as, at the time of such written notification, US Guarantor provides Trustee a Collateral Access Agreement with respect thereto if such new location is leased by US Guarantor; and provided further, that notwithstanding the foregoing, upon 5 days prior written notice to Trustee, US Guarantor may move up to $3,000,000 of Inventory and Equipment to locations outside the United States in any fiscal year.
4. TRUSTEE’S RIGHTS AND REMEDIES.
          4.1 Rights and Remedies. Subject to Section 2.8 and the provisions of the Intercreditor Agreement, upon the occurrence, and during the continuation, of an Event of Default, the Trustee may do any one or more of the following on behalf of the Secured Parties, all of which are authorized by Obligors:
     (a) Settle or adjust disputes and claims directly with Obligors’ Account Debtors for amounts and upon terms which Trustee considers advisable, and in such cases, Trustee will credit the Secured Parties with only the net amounts received by Trustee in payment of such disputed Accounts after deducting all expenses reasonably incurred or expended in connection therewith;
     (b) Cause Obligors to hold all of their returned Inventory in trust for the Secured Parties and segregate all such Inventory from all other assets of Obligors or in Obligors’ possession;
     (c) Without notice to or demand upon any Obligor, make such payments and do such acts as Trustee considers necessary or reasonable to protect its security interests in the Obligor Collateral. Each Obligor agrees to assemble the Obligor Collateral if Trustee so requires, and to make the Obligor Collateral available to Trustee at a place that Trustee may designate which is reasonably convenient to both parties. Each Obligor authorizes Trustee to enter the premises where the Obligor Collateral is located, to lake and maintain possession of the Obligor Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Trustee’s determination appears to conflict with the Trustee’s Liens in and to the Obligor Collateral and to pay all expenses incurred in connection therewith. With respect to any of Obligors’ owned or leased premises, each Obligor hereby grants Trustee a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Secured Party’s rights or remedies provided herein, at law, in equity, or otherwise;

     (d) Without notice to any Obligor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), to the extent permitted by applicable law, set off and apply to the Obligations of such Obligor any and all (i) balances and deposits of such Obligor held by any Secured Party, or (ii) Indebtedness at any time owing to or for the credit or the account of such Obligor held by any Secured Party;
     (e) Hold, as cash collateral, any and all balances and deposits of any Obligor held by any Secured Party, to secure the full and final repayment of all of the Obligations of such Obligor;
     (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Obligor Collateral. Each Obligor hereby grants to Trustee a non-exclusive license or other right to use, without charge, such Obligor’s labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Obligor Collateral, in completing production of, advertising for sale, and selling any Obligor Collateral and such Obligor’s rights under all licenses and all franchise agreements shall inure to the Secured Parties’ benefit;
     (g) Sell the Obligor Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Obligors’ premises) as Trustee determines in its Permitted Discretion is commercially reasonable. It is not necessary that the Obligor Collateral be present at any such sale but Trustee shall give the applicable Obligor notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Obligor Collateral, the time on or after which the private sale or other disposition is to be made; and
               (i) The notice shall be personally delivered or mailed, postage prepaid, to the applicable Obligor at its address and in the manner provided in the Indenture, at least 10 days before the earliest time of disposition set forth in the notice: no notice needs to be given prior to the disposition of any portion of the Obligor Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market; and
               (ii) Trustee, on behalf of the Secured Parties may credit bid and purchase at any public sale;
     (h) Trustee may seek the appointment of a receiver or keeper to take possession of all or any portion of the Obligor Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing; and
     (i) The Trustee and the Secured Parties shall have all other rights and remedies available to them at law or in equity pursuant to any other Financing Documents.
          4.2 Remedies Cumulative. The rights and remedies of the Secured Parties under this Agreement, the other Financing Documents, and all other agreements shall be cumulative. The Secured Parties shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Secured Parties of one right or remedy shall be deemed an election, and no waiver by the Secured Parties of any Event of Default shall be deemed a continuing waiver. No delay by the Secured Parties shall constitute a waiver, election, or acquiescence by it.
5. WAIVERS; INDEMNIFICATION.
          5.1 Demand; Protest; etc. Each Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by any Secured Party on which any such Obligor may in any way be liable.
          5.2 Trustee’s Liability for Obligor Collateral. Each Obligor hereby agrees that: (a) so long as the Trustee complies with its obligations, if any, under the Code, Trustee shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Obligor Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, except, in each case, to the extent such liability arises from the Trustee’s gross negligence or willful misconduct, and (b) except as otherwise provided in clause (a), all risk of loss, damage, or destruction of the Obligor Collateral shall be borne by Obligors.
          5.3 Indemnification. The provisions of Section 7.07 of the Indenture shall be deemed to be incorporated herein.
6. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (b) THE PARTIES AGREE THAT TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY OBLIGOR COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT TRUSTEE’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE TRUSTEE ELECTS TO BRING SUCH ACTION OR WHERE SUCH OBLIGOR COLLATERAL OR OTHER PROPERTY MAY BE FOUND. OBLIGORS AND THE TRUSTEE WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6(b).
          TO THE EXTENT PERMITTED BY APPLICABLE LAW, OBLIGORS AND THE TRUSTEE HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. OBLIGORS AND THE TRUSTEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A

COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
7. AMENDMENTS; WAIVERS.
          7.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Obligors therefrom, shall be effective unless the same shall be in writing and signed by the Trustee, and any such amendment and waiver shall be subject to Article IX of the Indenture and the provisions of the Intercreditor Agreement.
          7.2 No Waivers: Cumulative Remedies. No failure by Trustee or any Noteholder to exercise any right, remedy, or option under this Agreement or delay by Trustee or any Noteholder in exercising the same, will operate as a waiver thereof. No waiver by Trustee or any Noteholder will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Trustee or any Noteholder on any occasion shall affect or diminish Trustee’s and each Noteholder’s rights thereafter to require strict performance by Obligors of any provision of this Agreement. Trustee’s and each Noteholder’s rights under this Agreement and the other Financing Documents will be cumulative and not exclusive of any other right or remedy that Trustee or any Noteholder may have.
8. TRUSTEE.
          8.1 Costs and Expenses. Trustee may incur and pay expenses to the extent Trustee reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Security Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Obligor Collateral, whether or not Obligors are obligated to reimburse Trustee or Noteholders for such expenses pursuant to the Financing Documents or otherwise. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Trustee.
          8.2 Obligor Collateral and Guaranty Matters. Trustee shall have no obligation whatsoever to any of the Noteholders to assure that the Obligor Collateral exists or is owned by Obligors or is cared for, protected, or insured or has been encumbered, or that the Trustee’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Trustee pursuant to any of the Financing Documents, it being understood and agreed that in respect of the Obligor Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Trustee may act in any manner it may deem appropriate, in its sole discretion given Trustee’s own interest in the Obligor Collateral in its capacity as one of the Secured Parties and that Trustee shall have no other duty or liability whatsoever to any Noteholder as to any of the foregoing, except as otherwise provided herein.
9. GENERAL PROVISIONS.
          9.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Obligors and the Trustee.

          9.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          9.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. In the event two or more agreements made in favor of the Trustee in connection with this Agreement grant a Lien in the same Obligor Collateral, the fact that any one such agreement may describe such Obligor Collateral in specific terms shall not be construed to limit any Lien granted in the same Obligor Collateral which is described in general terms in another such agreement.
          9.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          9.5 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
          9.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Obligor or the transfer to the Secured Parties of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Secured Party is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Secured Parties are required or elect to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Secured Parties related thereto, the liability of Obligors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.
          9.7 Termination; Release. The security interests granted hereunder in any Obligor Collateral shall be released in accordance with the provisions of Section 2.1 hereof, the Indenture and the Intercreditor Agreement and upon the payment in full of the Obligations. Upon any such release, Trustee will, at Obligors’ sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to evidence such release.
          9.8 Notices. All notices to any party under this Agreement shall be given in the manner and to the addresses set forth in the Indenture.

[Signature page to follow.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

SMART MODULAR TECHNOLOGIES (WWH), INC.

By:	/s/ lain Mackenzie

Name: lain Mackenzie
Title: President

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (GLOBAL), INC.

By:	/s/ Ann Nguyen

Name: Ann Nguyen
Title: Secretary

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (DH), INC.

By:	/s/ Ann Nguyen

Name: Ann Nguyen
Title: Assistant Secretary

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (CI), INC.

By:	/s/ Ann Nguyen

Name: Ann Nguyen
Title: Assistant Secretary

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (FOREIGN HOLDINGS), INC.

By:	/s/ lain Mackenzie

Name: lain MacKenzie
Title: President

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (PUERTO RICO) INC.

By:	/s/ Iain MacKenzie

Name: Iain MacKenzie
Title: CEO & President

EXECUTED AS A DEED
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES, INC.

By:	/s/ Iain MacKenzie

Name: IainMacKenzie
Title: CEO & President
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (DE), INC.

By:	/s/ Ann Nguyen

Name: Ann Nguyen
Title: Assistant Secretary
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

SMART MODULAR TECHNOLOGIES (EUROPE) LIMITED

By:	/s/ Ann Nguyen

Name: Ann Nguyen
Title: Secretary
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

U.S. NATIONAL BANK ASSOCIATION
as Trustee

By:	/s/ Richard Prokosch

Name: Richard Prokosch
Title: Vice President
[SIGNATURE PAGE TO THE SECURITY AGREEMENT]

EXHIBIT A
Form of Collateral Access Agreement
          U.S. Bank National Association, in its capacity as trustee pursuant to the Security Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as Secured Parties (together with its successors and assigns in such capacity, “Trustee”) and the parties from time to time to the Security Agreement as secured parties (collectively, “Secured Parties”) have entered or are about to enter into financing arrangements with [Name of Borrower], a [Type of Entity] (“Debtor”) pursuant to which Trustee has been or may be granted a security interest in any or all of Debtor’s and certain of its affiliates’ personal property, including, but not limited to, inventory and equipment (hereinafter “Personal Property”). For purposes of this Agreement, (i) the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures. Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at [Street Address of Property], the legal description of which is attached as Exhibit A (the “Premises”). The undersigned is the owner or lessor of the Premises. The term “Security Agreement” as used herein shall mean the Security Agreement by and among Debtor, certain of its affiliates, Trustee and Secured Parties, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
          In order for Trustee and Secured Parties to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agrees as follows:
          1. The undersigned waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest the undersigned may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.
          2. The Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.
          3. Trustee, for itself and the benefit of Secured Parties, at its option, may, enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall continue from the date Trustee enters the Premises for a period of up to 90 days after the receipt by Trustee of written notice from the under signed directing removal of the Personal Property; provided that (a) for each day that Trustee uses the Premises pursuant to the rights granted to it herein, unless the undersigned has otherwise been paid rent in respect of any of such period, Trustee shall pay the regularly scheduled rent provided under the lease relating to the Premises between the undersigned and Debtor (the “Lease”), prorated on a per diem basis to be determined on a thirty (30) day month, without Trustee or any Secured Party thereby assuming the Lease or incurring any other obligations of Debtor and (b) any damage to the Premises caused by Trustee or its representatives will be repaired by Trustee (for the account of Debtor).

          4. The undersigned agrees to send notice in writing of any default under the Lease to:
   U.S. BANK NATIONAL ASSOCIATION, as Trustee
   Corporate Trust Administration
   60 Livingston Avenue
   St. Paul Minnesota 55107
Upon receipt of such notice, Trustee shall have the right, but not the obligation, to cure such default within ten (10) days thereafter. Any payment made or act done by Trustee to cure any such default shall not constitute an assumption by Trustee or any Secured Party of the Lease or any obligations of Debtor.
          5. This waiver may not be changed or terminated orally or by course of conduct and is binding upon the undersigned and the heirs, personal representatives, successors and assigns of the undersigned and inures to the benefit of Trustee, any Secured Party and their respective successors and as signs.
          6. THE UNDERSIGNED WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS LANDLORD AGREEMENT.
Dated this                     day of                                         , 200                     .

[NAME OF LANDLORD]

By:

Name:

Title:

Address for Notices:

Attn:

EXHIBIT B
Form of Control Agreement
DEPOSIT ACCOUNT CONTROL AGREEMENT

          This Agreement is entered into as of [              ], among [          ] (the “Company”), U.S. BANK NATIONAL ASSOCIATION, in its capacity as Trustee (“Trustee”), for the noteholders (the “Noteholders”) and [              ] (“Bank”) with respect to the following:
          A. Bank has agreed to establish and maintain for Company deposit account number [                  ] (the “Account”).
          B. Company has assigned to Trustee, on behalf of the Noteholders a security interest in the Account and in checks and other payment instructions (“Checks”) deposited in the Account.
          C. Company, Trustee and Bank are entering into this Agreement to evidence Noteholders’ security interest in the Account and such Checks and to provide for the disposition of net proceeds of Checks deposited in the Account.
Accordingly, Company, Trustee and Bank agree as follows:
          1. (a) This Agreement evidences Trustee’s control over the Account. Notwithstanding anything to the contrary in the agreement between Bank and Company governing the Account, Bank will comply with instructions originated by Trustee in accordance with this Agreement directing the disposition of funds in the Account without further consent of the Company.
   (b) Company represents and warrants to the Trustee and Bank that it has not assigned or granted a security interest in the Account or any Check deposited in the Account, except for liens in favor of lenders pursuant to the Loan and Security Agreement, dated as of March 28, 2005 between the Company, the guarantors party thereto, and Wells Fargo Foothill, Inc., and any other liens permitted under the Security Agreement between Company and the Trustee (“Security Agreement”).
   (c) Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind, other than Trustee’s security interest referred to herein or other liens permitted under the Security Agreement.
          2. During the Activation Period (as defined below), Bank shall prevent Company from making any withdrawals from the Account. Prior to the Activation Period, Company may operate and transact business through the Account in its normal fashion, including making withdrawals from the Account, but covenants to Trustee it will not close the Account without Trustee’s consent, which the Trustee agrees to grant promptly following any request by the Company therefor so long as the Trustee has received a certificate from the Company stating that, immediately after giving effect to such closure, the Company will be in compliance with Sections 2.7 of the Security Agreement between Company and Trustee. A reasonable period of time following the commencement of the Activation Period, and continuing on each Business Day thereafter, Bank shall transfer all collected and available balances in the

Account to Trustee at its account specified in the Notice (as defined below). The “Activation Period” means the period which commences within a reasonable period of time not to exceed two Business Days after Bank’s receipt of a written notice from Trustee in the form of Exhibit A (the “Notice”). A “Business Day” is each day except Saturdays, Sundays and Bank holidays. Funds are not available if, in the reasonable determination of Bank, they are subject to a hold, dispute or legal process preventing their withdrawal.
          3. Bank agrees it shall not offset, charge, deduct or otherwise withdraw funds from the Account, except as permitted by Section 4 hereof, until it has been advised in writing by Trustee that all of Company’s obligations that are secured by the Checks and the Account are paid in full. Lender shall notify Bank promptly in writing upon payment in full of Company’s obligations.
          4. Bank is permitted to charge the Account:
   (a) for its fees and charges relating to the Account or associated with the Lockbox Service and this Agreement; and
   (b) in the event any Check deposited into the Account is returned unpaid for any reason or for any breach of warranty claim.
          5. (a) If the balances in the Account are not sufficient to compensate Bank for any fees or charges due Bank in connection with the Account or this Agreement, Company agrees to pay Bank on demand the amount due Bank. Company will have breached this Agreement if it has not paid Bank, within five days after such demand, the amount due Bank.
   (b) If the balances in the Account are not sufficient to compensate Bank for any returned Check, Company agrees to pay Bank on demand the amount due Bank. If Company fails to so pay Bank immediately upon demand, Trustee agrees to pay Bank within five days after Bank’s demand to Trustee to pay any amount received by Trustee with respect to such returned Check. The failure to so pay Bank shall constitute a breach of this Agreement.
   (c) Company hereby authorizes Bank, without prior notice, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under subsection 5(a) or 5(b) hereof.
          6. (a) Bank will send information regarding deposits to the Account to the address specified below for Company or as otherwise specified in writing by Company to Bank, and will send a copy of each such deposit advice to the address specified below for Trustee.
   (b) In addition to the original Bank statement provided to Company, Bank will provide Trustee with a duplicate of such statement.
          7. (a) Bank will not be liable to Company or Trustee for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance under this Agreement other than those Damages which result directly from its acts or omissions constituting negligence or intentional misconduct.
   (b) In no event will Bank be liable for any special, indirect, exemplary or consequential damages, including but not limited to lost profits.

     (c) Bank will be excused from failing to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Trustee or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any guideline, rule or regulation of any governmental authority.
     (d) Bank shall have no duty to inquire or determine whether Company’s obligations to Trustee are in default or whether Trustee is entitled to provide the Notice to Bank. Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.
     (e) Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.
     (f) Bank shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Account or any Check and shall not be in violation of this Agreement for so doing.
            8. Company and Trustee shall jointly and severally indemnify Bank against, and hold it harmless from, any and all liabilities, claims, costs, expenses and damages of any nature (including but not limited to allocated costs of staff counsel, other reasonable attorney’s fees and any fees and expenses) in any way arising out of or relating to disputes or legal actions concerning Bank’s provision of the services described in this Agreement. This section does not apply to any cost or damage attributable to the gross negligence or intentional misconduct of Bank. Company’s and Trustee’s obligations under this section shall survive termination of this Agreement.
            9. Company and Trustee shall jointly and severally pay to Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement and any instrument or agreement required hereunder, including but not limited to any such costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action to enforce Bank’s rights in a case arising under Title 11, United States Code. Company agrees to pay Bank, upon receipt of Bank’s invoice, all costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement (including any amendments hereto or instruments or agreements required hereunder).
            10. Termination and Assignment of this Agreement shall be as follows:
     (a) Trustee may terminate this Agreement by providing notice to Company and Bank that all of Company’s obligations which are secured by Checks and the Account are paid in full. Trustee may also terminate or it may assign this Agreement upon 30 days prior written notice to Company and Bank. Bank may terminate this Agreement upon 30 days prior written notice to

Company and Trustee. Company may not terminate this Agreement except with the written consent of Trustee and upon prior written notice to Bank.
     (b) Notwithstanding subsection 10(a), Bank may terminate this Agreement at any time by written notice to Company and Trustee if either Company or Trustee breaches any of the terms of this Agreement, or any other agreement with Bank.
          11. (a) Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.
     (b) The parties each agree that it shall be deemed to make and renew each representation and warranty in subsection 1l(a) on and as of each day on which Company uses the services set forth in this Agreement.
          12. (a) This Agreement may be amended only by a writing signed by Company, Trustee and Bank; except that Bank’s charges are subject to change by Bank upon 30 days prior written notice to Company.
     (b) This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.
     (c) This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement. This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.
     (d) This Agreement shall be interpreted in accordance with [               ] law without reference to that state’s principles of conflicts of law.
          13. Any written notice or other written communication to be given under this Agreement shall be addressed to each party at its address set forth on the signature page of this Agreement or to such other address as a party may specify in writing. Except as otherwise expressly provided herein, any such notice shall be effective upon receipt.
          14. Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship between Bank and Company or Bank and Trustee.

          In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.
[                                          ]
(“Company”)

By:	Address for notices:
Name:	4211 Starboard Drive
Title:	Fremont, CA 94538
Attn: Jack Pacheco
Phone: (510)624-8134
Facsimile: (510) 360-8500

U.S. BANK NATIONAL ASSOCIATION
(“Trustee”)

By:	Address for notices:
Name:	U.S. Bank National Association
Title:	Corporate Trust Administration
60 Livingston Avenue
St. Paul, Minnesota 55107

BANK OF AMERICA, N.A.
(“Bank”)

By:	Address for notices:
Name:
Title:

EXHIBIT A
DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Trustee]

To:	[Bank]
[Address]

Re:	[Name of Company]
Account No.
Ladies and Gentlemen:
          Reference is made to the Deposit Account Control Agreement dated
_______________________ (the “Agreement”) among [Company Name], us and you regarding the above- described account (the “Account”). In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to our account as follows:

Bank Name:
ABA No.:
Account Name:
Account No.:

Very truly yours,

as Trustee

By:
Name:
Title:

EXHIBIT C
Form of Copyright Security Agreement
          THIS COLLATERAL ASSIGNMENT OF COPYRIGHTS (SECURITY AGREEMENT) (this “Agreement”), dated [    ]is made between [NAME OF PLEDGOR], a [Type of Entity] with an office at [Address of Chief Executive Office] (“Pledgor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association with an office at 60 Livingston Avenue, St. Paul, Minnesota 55107 (“Pledgee”), in its capacity as Trustee for the noteholders (the “Noteholders”).
W I T N E S S E T H:
          WHEREAS, Pledgee, Pledgor, Smart Modular Technologies (WWH), Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), and certain other subsidiaries of the Issuer (the “Guarantors” and together with the Company, the “Issuers”) have entered into that certain Indenture, dated as of the date hereof (as the same now exists or may hereafter be amended, the “Indenture”). Initially capitalized terms used herein without definitions shall have the meanings given to them in the Indenture.
          WHEREAS, Pledgor owns all right, title, and interest in and to, among other things, the copyrights and rights and interests in copyrights and works protectable by copyright, pending, registered or otherwise, in the United States and throughout the world, in the works set forth on Exhibit A hereto (the “Copyrights”).
          WHEREAS, in order to secure Pledgor’s obligations to the Noteholders under the Indenture, Pledgor has agreed to grant to Pledgee a security interest in the Copyrights and certain other assets with respect to the Copyrights, as further set forth herein and in the Security Documents, and Pledgee has requested Pledgor to enter into this Agreement to evidence further such security interest.
          NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of Pledgor’s obligations under the Indenture, Pledgor hereby grants, transfers and assigns to Pledgee, for the benefit of Pledgee and the Noteholders (collectively, the “Secured Parties” and each a “Secured Party”), a continuing security interest in all of Pledgor’s right, title and interest in and to:
     (a) the Copyrights;
     (b) all registrations of the Copyrights in the United States and any foreign countries and localities;
     (c) all right, title and interest in and to copyrights of all works based on, incorporated in, derived from, incorporating or relating to all Copyrights (the “Future Copyrights”);
     (d) all extensions, renewals, and continuations of the Copyrights and Future Copy rights and the registrations referred to in clause (b) above;
     (e) all rights to sue for past, present and future infringements of the Copyrights and Future Copyrights;

     (f) all right, title and interest to make and exploit all derivative works based on or adapted from all Copyrights and Future Copyrights; and
     (g) all licenses and other agreements under which Pledgor is licensor, and all fees, rents, royalties, proceeds or monies thereunder, relating to the Copyrights and Future Copyrights and the use thereof.
     All of the foregoing items set forth in clauses (a) through (g) are hereinafter referred to collectively as the “Collateral.”
     AND Pledger hereby covenants with Pledgee as follows:
          1. Pledgor’s Obligations. Pledgor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto except to the extent any failure to so perform, discharge or remain liable would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein. No Secured Party shall have any obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Agreement or any payment received by any Secured Party relating to the Collateral, nor shall any Secured Party be required to perform any covenant, duty or obligation of Pledgor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.
          2. Representations and Warranties. Pledgor represents and warrants to Pledgee that:
     (a) Pledgor is the owner of the Collateral, and no adverse claims are currently outstanding with respect to its title to or the validity of the Collateral except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein;
     (b) the copyrights listed on Schedule 12(b) to the Perfection Certificate (as updated from time to time) are the only material copyrights, copyright registrations and pending copy rights in which Pledgor is the owner or is an exclusive licensee;
     (c) none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or license (by Pledgor as licensor), except for Pledgee’s security interest and Permitted Liens; and
     (d) when this Agreement is filed in the United States Copyright Office and Pledgee has taken the other actions contemplated in this Agreement and by the Security Documents, this Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral, subject to any limitations permitted under the Security Documents, in favor of Pledgee, enforceable against Pledgor and all third parties, subject to no other mortgage, lien, charge, encumbrance, or security or other interest other than Permitted Liens.
          3. Covenants. Except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor will maintain the Collateral, defend the Collateral against the claims of all persons, and will maintain and re new all registrations of the Collateral; provided, however, that Pledgor will not be required to maintain any Collateral which no longer has any significant economic value and which is no longer used or useful in the business of Pledgor. Without limiting the generality of the foregoing, and so long as any Copyright or Future Copyright has any significant economic value or is used by or useful to the business of Pledgor, Pledgor shall not permit the expiration, termination or abandonment of such Copyright or Future Copyright without the prior written consent of Pledgee. If, before the Pledgor’s obligations under the Security Documents have been satisfied in full (other than unmatured contingent obligations) and the Security Documents have been terminated, Pledgor shall obtain rights to or be licensed to use any new copyright, or become entitled to the benefit of any copyright application or copyright registration, the provisions of Section 1 hereof shall automatically apply thereto and Pledgor shall comply with Section 2.4 of the Security Agreement, if applicable.
          4. Use Prior to Default. Effective until Pledgee’s exercise of its rights and remedies upon the occurrence and during the continuance of an Event of Default under and as defined in the Security Documents (an “Event of Default”), Pledgor shall be entitled to use the Collateral, subject to the terms and covenants of the Security Documents and this Agreement.
          5. Remedies Upon Default. Whenever any Event of Default shall have occurred and be continuing, Pledgee shall have all the rights and remedies granted to it in such event by the Security Documents, which rights and remedies are specifically incorporated herein by reference and made a part hereof, and, subject to any limitations set forth in the Security Agreement or any other Security Document, any and all rights and remedies of law available to Pledgee. Pledgee in such event may collect directly any payments due to Pledgor in respect of the Collateral and may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Security Documents. Pledgor agrees that, in the event of any disposition of the Collateral upon and during the continuance of any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable (as determined by Trustee in its Permitted Discretion) to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Copyrights or Future Copyrights. In the event Pledgor fails or refuses to execute and deliver such documents, Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Pledger’s behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Pledgor may sell any merchandise incorporating, utilizing or bearing the Copyrights and Future Copyrights to the extent permitted by the Security Agreement, until it receives written notice from Pledgee to the contrary. The preceding sentence shall not limit any right or remedy granted to Pledgee with respect to Pledger’s inventory under any Security Documents now or hereinafter in effect.
          6. Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Security Documents.
          7. Waiver of Rights. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies of such party or any other party. No waiver by Pledgee or any Secured Party of any breach or default by Pledgor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.
          8. Further Acts. Until all of the Obligations shall have been terminated, except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor shall have the duty to make applications on material unregistered but registrable by copyright in any location where Pledgor does business, to prosecute such applications diligently, and to preserve and maintain all rights in the Copyrights and the other Collateral. Any expenses incurred in connection with such applications or other actions shall be borne by Pledgor. Pledgor shall not abandon any right to file a copyright application or registration for any copyright, or abandon any such pending copyright application or registration, without the consent of Pledgee, except to the extent such abandonment would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein.
          9. Enforcement. Upon Pledgor’s failure to do so after Pledgee’s demand, or upon the occurrence and during the continuance of an Event of Default, Pledgee shall have the right but shall in no way be obligated to bring suit in its own name (as agent for the Secured Parties) to enforce the Copyrights and Future Copyrights and any license thereunder, in which event Pledgor shall at the request of Pledgee do any and all lawful acts and execute any and all proper documents required by Pledgee in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify Pledgee, each Secured Party and its respective agents for all costs and expenses incurred by each such person in the exercise of its rights under this Section 9.
          10. Release. Upon (i) the consummation of a Permitted Disposition of the Pledgor or all (or any portion) of the Collateral or (ii) such time as or at any time after all of the Obligations (other than unmatured contingent Obligations) shall have been paid in full in cash and satisfied, other than upon enforcement of Pledgee’s remedies under the Security Documents upon the occurrence and during the continuance of an Event of Default, the obligations of Pledgor hereunder and the Liens created hereby shall automatically terminate (provided that, in the case of any disposition of a portion of the Collateral, such termination and release shall only apply to the Collateral disposed of), and Pledgee, as agent for the Secured Parties, will execute and deliver to Pledgor all releases or other instruments or take any such other actions as may he necessary or evidence such releases.
          11. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Agreement shall be given in the manner prescribed by the Security Agreement.
          12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PLEDGOR AND PLEDGEE REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS CR SECURITY AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          13. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that, except in connection with any transaction permitted under the Security Agreement. Pledgor may not assign this Agreement or any rights or duties hereunder, or any interest in or to the Collateral, without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void ab initio. Except as permitted under the Security Agreement, no consent to assignment by Pledgee or any Secured Party shall release Pledgor from its obligations hereunder. Pledgee and Secured Parties may assign this Agreement and their respective rights and duties hereunder pursuant to and to the extent permitted by the terms of the Security Agreement and, except as expressly required pursuant to the terms thereof, no consent or approval by Pledgor is required in connection with any such assignment.
          14. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by Pledgee and Pledgor and made in compliance with the terms of the Security Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Pledgor hereby authorizes Pledgee to modify this Agreement by amending Exhibit A hereto to include any Future Copyrights.
          15. Effectiveness. This Agreement shall be binding and deemed effective when executed and delivered by Pledgor and Pledgee and the Closing Date under the Security Agreement shall have occurred.
          16. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          17. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          18. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
          19. Jurisdiction. Service of Process and Venue.
     (a) Each party hereto irrevocably and unconditionally submits, to the extent permitted by applicable law, to any suit, action or proceeding with respect to this Agreement or any other Security Document or any judgment entered by any court in respect thereof to the jurisdiction of (i) the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and any appellate court from any thereof, and (ii) to the courts of its own corporate domicile, at the election of the plaintiff, in respect of actions brought against it as a defendant, and irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

     (b) Nothing herein shall in any way be deemed to limit the ability of Pledgee or any Lender to serve any such process or summons in any other manner permitted by applicable law.
          20. Entire Agreement. This Agreement, in conjunction with the other Security Documents, represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
          21. Supplement. This Agreement is one of the Security Documents referred to in the Security Agreement.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PLEDGOR

[NAME OF ENTITY],
a [Type of Entity]

By:

Title:

PLEDGEE

U.S. BANK NATIONAL ASSOCIATION., a Trustee

By:

Title:

EXHIBIT A
List of Copyrights

Registration
(Publication)
#	Works/Copyrights	Registered No.	Date

EXHIBIT D
Form of Patent Security Agreement
COLLATERAL ASSIGNMENT OF PATENTS
(SECURITY AGREEMENT)
          THIS COLLATERAL ASSIGNMENT OF PATENTS (SECURITY AGREEMENT) (this “Agreement”) dated [                     ], is made between [                     ], a [                     ]with an office at [                     ] (“Pledgor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association with an office at 60 Livingston Avenue, St. Paul, Minnesota 55107 (“Pledgee”), in its capacity as Trustee for the noteholders (the “Noteholders”).
W I T N E S S E T H:
          WHEREAS, Pledgee, Pledgor, Smart Modular Technologies (WWH), Inc., an exempted company organized under the laws of the Cayman Islands (the “Issuer”) and certain other subsidiaries of the Issuer (the “Guarantors”) have entered into that certain Indenture, dated as of the date hereof (as the same now exists or may hereafter be amended, the “Indenture”). Initially capitalized terms used herein without definitions shall have the meanings given in the Indenture.
          WHEREAS, Pledgor owns all right, title, and interest in and to, among other things, all the United States and foreign patents, registrations and applications for the protection of inventions or designs set forth on Exhibit A hereto (the “Patents”).
          WHEREAS, in order to secure Pledgor’s obligations to the Noteholders under the Indenture, Pledgor has agreed to grant to Pledgee a security interest in the Patents and certain other patents, inventions and assets with respect to the Patents as further set forth herein and in the Security Documents, and Pledgee has requested Pledger to enter into this Agreement to evidence further such security interest.
          NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of Pledgor’s obligations under the Indenture, Pledgor hereby grants, transfers and assigns to Pledgee, for the benefit of Pledgee and the Noteholders (collectively, the “Secured Parties” and each a “Secured Party”), a continuing security interest in all of Pledgor’s right, title and interest in and to:
     (a) the Patents;
     (b) all patents, registrations and applications for the protection of inventions and designs hereafter acquired by, granted to, or filed by Pledgor, whether based upon, derived from or variations of any invention or designs disclosed in the Patents or otherwise (the “Future Patents”);
     (c) all extensions, renewals, and continuations, re-issues, divisions, and continuations-in-part of the Patents and Future Patents;
     (d) all rights to sue for past, present and future infringements of the Patents and Future Patents;
     (e) all proceeds, including without limitation, license royalties and proceeds of infringement suits, based on the Patents and Future Patents;

     (f) all licenses and other agreements and all fees, rents, royalties, proceeds or monies thereunder, relating to the Patents and Future Patents and the use thereof; and
     (g) all trademarks, trademark registrations, trademark registration applications, formulae, processes, compounds, methods, know-how, and trade secrets relating to the manufacture of Pledgor’s products under, utilizing, or in connection with the Patents and Future Patents and all goodwill connected with, symbolized by or related to the foregoing.
All of the foregoing items set forth in clauses (a) through (g) are hereinafter referred to collectively as the “Collateral.”
     AND Pledgor hereby covenants with Pledgee as follows:
          1. Pledgor’s Obligations. Pledgor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto except to the extent any failure to so perform, discharge or remain liable would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein. No Secured Party shall have any obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Agreement or any payment received by any Secured Party relating to the Collateral, nor shall any Secured Party be required to perform any covenant, duty or obligation of Pledgor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.
          2. Representations and Warranties. Pledgor represents and warrants to Pledgee that:
     (a) Pledgor is the registered owner of, and no adverse claims are currently outstanding with respect to its title to or the validity of the Collateral except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein;
     (b) except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, such title is indefeasible for the duration of each such Patent; the Patents are subsisting and no part thereof has been adjudicated invalid or unenforceable, in whole or in part; each Patent is, to its best knowledge, valid and, if granted and registered, enforceable;
     (c) the patents listed on Exhibit A (as updated from time to time) are the only material patents as to which Pledgor is the owner or is an exclusive licensee; none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or license (by Pledgor as licensor), except Pledgee’s security interest and Permitted Liens; and
     (d) when this Agreement is filed in the United States Patent and Trademark Office and Pledgee has taken the other actions contemplated in this Agreement and by the other Security Documents, this Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral, subject to any limitation permitted under the Indenture, in favor of Pledgee, enforceable against Pledgor and all third parties, subject to no other mortgage, lien, charge, encumbrance, or security or other interest other than Permitted Liens.

          3. Covenants. Except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor will maintain and renew all items of Collateral, and will defend the Collateral against the claims of all persons; provided, however, that Pledgor will not be required to maintain any Collateral which no longer has any significant economic value and which is no longer used or useful in the business of Pledgor. Without limiting the generality of the foregoing, so long as any Patent or Future Patent has any significant economic value or is used by or useful to the business of Pledgor, Pledgor shall not permit the expiration of any registration of or termination of any application for any such Patent and Future Patent without the prior written consent of Pledgee. If, before the Pledgor’s obligations under the Indenture have been satisfied in full (other than unmatured contingent obligations) and the Security Documents have been terminated, Pledgor shall obtain rights to or be licensed to use any new patentable inventions, or become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent, or any improvement on any Patent, the provisions of Section 1 hereof shall automatically apply thereto.
          4. Use Prior to Default. Effective until Pledgee’s exercise of its rights and remedies upon the occurrence and during the continuance of an Event of Default under and as defined in the Indenture (an “Event of Default”), Pledgor shall be entitled to use the Collateral, subject to the terms and covenants of the Security Documents and this Agreement.
          5. Remedies Upon Default. Whenever any Event of Default shall have occurred and be continuing, Pledgee shall have all the rights and remedies granted to it in such event by the Indenture and the Security Documents, which rights and remedies are specifically incorporated herein by reference and made a part hereof, and, subject to any limitations set forth in the Indenture or any other Security Document, any and all rights and remedies of law available to Pledgee. Pledgee in such event may collect directly any payments due to Pledgor in respect of the Collateral and may sell, license, lease, as sign, or otherwise dispose of the Collateral in the manner set forth in the Indenture and the Security Documents. Pledgor agrees that, in the event of any disposition of the Collateral upon and during the continuance of any such Event of Default, it will duly execute, acknowledge and deliver all documents necessary or advisable (as determined by Agent in its Permitted Discretion) to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Patents and Future Patents. In the event Pledgor fails or refuses to execute and deliver such documents, Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Pledgor’s behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Pledgor may sell any merchandise incorporating or utilizing the Patents and Future Patents to the extent permitted by the Indenture until it receives written notice from Pledgee to the contrary. The preceding sentence shall not limit any right or remedy granted to Pledgee with respect to Pledgor’s inventory under the Indenture or any Security Documents now or hereinafter in effect. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Pledgee pursuant to this Agreement and the exercise of any right or remedy by the Pledgee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March [24], 2005 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Pledgor, Pledgee, Wells Fargo Foothill, Inc., as Credit Agent, and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
          6. Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Indenture or the Security Documents.

          7. Waiver of Rights. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies of such party or any other party. No waiver by Pledgee of any breach or default by Pledgor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.
          8. Further Acts. Until all of the Obligations shall have been paid in full in cash, except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor shall have the duty to prosecute diligently any applications for the material Patents and Future Patents pending as of the date of this Agreement or thereafter, to make applications on material unpatented or unregistered but patentable or registrable inventions, in any location where Pledgor does business, and to preserve and maintain all rights in the Patents. Any expenses incurred in connection with such applications or actions shall be borne by Pledgor. Pledgor shall not abandon any right to file a patent application or registration for any invention, nor abandon any such pending patent application or registration, without the consent of Pledgee, except to the extent that such abandonment would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein.
          9. Enforcement. Upon Pledgor’s failure to do so after Pledgee’s demand, or upon the occurrence and during the continuance of an Event of Default, Pledgee shall have the right but shall in no way be obligated to bring suit in its own name (as agent for the Secured Parties) to enforce the Patents and Future Patents and any license thereunder, in which event Pledgor shall at the request of Pledgee do any and all lawful acts and execute any and all proper documents required by Pledgee in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify Pledgee and its agents for all costs and expenses incurred by such person in the exercise of their rights under this Section 9.
          10. Release. Upon a release of the Collateral pursuant to Section 10.03 of the Indenture, the obligations of Pledgor hereunder and the Liens created hereby shall automatically terminate (provided that, in the case of any disposition of a portion of the Collateral, such termination and release shall only apply to the Collateral disposed of), and Pledgee, as agent for the Secured Parlies, will execute and deliver to Pledgor all releases or other instruments or take any such other actions as may be necessary or evidence such releases.
          11. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Agreement shall be given in the manner prescribed by the Indenture.
          12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OTHER SECURITY DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN,

INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PLEDGOR AND PLEDGEE REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          13. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that, except in connection with any transaction permitted under the Indenture, Pledgor may not assign this Agreement or any rights or duties hereunder, or any interest in or to the Collateral, without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Pledgee, except as permitted under the Indenture shall release Pledgor from its obligations hereunder. Pledgee may assign this Agreement and its rights and duties hereunder pursuant to and to the extent permitted by the terms of the Indenture and, except as expressly required pursuant to the terms thereof, no consent or approval by Pledgor is required in connection with any such assignment.
          14. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by Pledgee and Pledgor and made in compliance with the terms of the Indenture, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Pledgor hereby authorizes Pledgee to modify this Agreement by amending Exhibit A hereto to include any Future Patents or additional licenses.
          15. Effectiveness. This Agreement shall be binding and deemed effective when executed and delivered by Pledgor and Pledgee and the Closing Date under the Indenture shall have occurred.
          16. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          17. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          18. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
          19. Jurisdiction, Service of Process and Venue.
     (a) Each party hereto irrevocably and unconditionally submits, to the extent permitted by applicable law, to any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof to the jurisdiction of (i) the United States

District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and any appellate court from any thereof, and (ii) to the courts of its own corporate domicile, at the election of the plaintiff, in respect of actions brought against it as a defendant, and irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.
     (b) Nothing herein shall in any way be deemed to limit the ability of Pledgee to serve any such process or summons in any other manner permitted by applicable law.
          20. Entire Agreement. This Agreement, in conjunction with the other Security Documents, represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
          21. Supplement. This Agreement is one of the Security Documents referred to in the Indenture.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PLEDGOR

[ ]

By:
Title:

PLEDGEE

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, as Trustee

By:
Title:

EXHIBIT A
List of Patents

Patent	Patent No.	Issued Date

EXHIBIT E
Form of Trademark Security Agreement
COLLATERAL ASSIGNMENT OF TRADEMARKS
(SECURITY AGREEMENT)
          THIS COLLATERAL ASSIGNMENT OF TRADEMARKS (SECURITY AGREEMENT) dated [       ] (this “Agreement”), is made between [       ], a [       ] with an office at [       ] (“Pledgor”), and U.S. BANK NATIONAL ASSOCIATION a national banking corporation (“Pledgee”), in its capacity as Trustee for the Noteholders (as defined below).
W I T N E S S E T H:
          WHEREAS, Pledgee, Pledgor, Smart Modular Technologies (WWH) Inc., an exempted company organized under the laws of the Cayman Islands (“Parent”), and certain other subsidiaries of Parent have entered into that certain Indenture, dated as of the date hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Indenture”), governing Parent’s $125,000,000 Senior Secured Floating Rate Notes due 2012. Initially capitalized terms used herein without definitions shall have the meanings given in the Indenture.
          WHEREAS, Pledgor owns all right, title, and interest in and to, among other things, all the trademarks, United States trademarks and trademark registrations, and the trademark applications and trade names, set forth on Exhibit A hereto (the “Trademarks”).
          WHEREAS, in order to secure pledgor’s obligations to the Noteholders (as defined in the Indenture) under the Indenture, Pledgor has agreed to grant to Pledgee a security interest in the Trademarks and the goodwill and certain other assets with respect to the Trademarks, as further set forth herein, and Pledgee has requested Pledgor to enter into this Agreement to further evidence such security interest.
          NOW THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for valuable consideration received and to be received, as security for the full payment and performance of pledgor’s obligations under the Indenture, Pledgor hereby grants, transfers and assigns to Pledgee, for the benefit of Pledgee and the Noteholders (collectively, the “Secured Parties” and each a “Secured Party”), a continuing security interest in all of pledgor’s right, title and interest in and to:
     (a) the Trademarks;
     (b) all registrations of the Trademarks in any State of the United States and any foreign countries and localities;
     (c) all trade names, trademarks and trademark registrations hereafter adopted or acquired and used, including, but not limited to, those which are based upon or derived from the Trademarks or any variations thereof (the “Future Trademarks”);
     (d) all extensions, renewals, and continuations of the Trademarks and Future Trademarks and the registrations referred to in clause (b) above;
     (e) all rights to sue for past, present and future infringements of the Trademarks and Future Trademarks;

     (f) all packaging, labeling, trade names, service marks, logos, and trade dress including or containing the Trademarks and Future Trademarks, or a representation thereof, or any variation thereof;
     (g) all licenses and other agreements under which Pledgor is licensor, and all fees, rents, royalties, proceeds or monies thereunder, relating to the Trademarks and Future Trademarks and the use thereof; and
     (h) all goodwill of Pledgor’s business connected with, symbolized by or in any way related to the items set forth in clauses (a) through (g) above.
All of the foregoing items set forth in clauses (a) through (h) are hereinafter referred to collectively as the “Collateral.”
          AND Pledgor hereby covenants with Pledgee as follows:
          1. Pledgor’s Obligations. Pledgor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto except to the extent any failure to so perform, discharge or remain liable would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein. No Secured Party shall have any obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Agreement or any payment received any Secured Party relating to the Collateral, nor shall any Secured Party be required to perform any covenant, duty or obligation of Pledgor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.
          2. Representations and Warranties. Pledgor represents and warrants to Pledgee that:
     (a) Pledgor is the owner of the Collateral, and no adverse claims are currently outstanding with respect to its title to or the validity of the Collateral except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein;
     (b) the trademarks listed on Exhibit A are the only material trademarks, trademark registrations, trademark applications and trade names in which Pledgor has any or all ownership right, title and interest;
     (c) none of the Collateral is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance or license (by Pledgor as licensor), except for Pledgee’s interests granted hereunder and Permitted Liens; and
     (d) when this Agreement is filed in the United States Patent and Trademark Office (the “Trademark Office”) and Pledgee has taken the other actions contemplated in this Agreement and by the Security Documents, this Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral, subject to any limitations permitted under the Indenture, in favor of Pledgee, enforceable against Pledgor and all third parties, subject to no other mortgage, lien, charge, encumbrance, or security or other interest other than Permitted Liens.

          3. Covenants. Except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor will maintain the Collateral, defend the Collateral against the claims of all persons, and will maintain and renew all registrations of the Collateral; provided, however, that Pledgor will not be required to maintain any Collateral which no longer has any significant economic value and which is no longer used or useful in the business of Pledgor. Pledgor will maintain the same standard of quality (which Pledgee has reviewed) for the goods and services in connection with which the Trademarks are used as Pledgor maintained for such goods and services prior to entering into this Agreement except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein. To the extent permitted by, and subject to Pledgee’s compliance with the Indenture, Pledgee shall have the right to enter upon Pledgor’s premises at all reasonable times to monitor such quality standards. Without limiting the generality of the foregoing, and so long as any Trademark or Future Trademark has any significant economic value or is used by or useful to the business of Pledgor, Pledgor shall not permit the expiration, termination or abandonment of such Trademark or Future Trademark without the prior written consent of Pledgee. If, before the Pledgor’s obligations under the Security Documents have been satisfied in full and the Security Documents have been terminated, Pledgor shall obtain rights to or be licensed to use any new trademark, or become entitled to the benefit of any trademark application or trademark registration, the provisions of Section 1 hereof shall automatically apply thereto.
          4. Use Prior to Default. Effective until Pledgee’s exercise of its rights and remedies upon the occurrence and during the continuance of an Event of Default under and as defined in the Security Documents (an “Event of Default”), Pledgor shall be entitled to use the Collateral, subject to the terms and covenants of the Security Documents and this Agreement.
          5. Remedies Upon Default. Whenever any Event of Default shall have occurred and be continuing, Pledgee shall have all the rights and remedies granted to it in such event by the Indenture and the Security Documents, which rights and remedies are specifically incorporated herein by reference and made a part hereof, and, subject to any limitations set forth in the Indenture or any Security Document, any and all rights and remedies of law available to Pledgee or any Noteholder. Pledgee in such event may collect directly any payments due to Pledgor in respect of the Collateral and may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Indenture and the Security Documents. Pledgor hereby agrees that Pledgee shall at all times have such royalty-free licenses, to the extent permitted by law and the Indenture and the Security Documents, to use any Collateral that is reasonably necessary to permit the exercise of any of Pledgee’s rights or remedies upon or after the occurrence and during the continuance of an Event of Default with respect to (among other things) any Collateral (as defined in the Indenture), including Pledgee’s rights to sell inventory, tooling or packaging which is acquired by Pledgor or any of its Affiliates (or is successor, assignee or trustee in bankruptcy). Pledgor agrees that, in the event of any disposition of the Collateral upon and during the continuance of any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable (as determined by Agent in its Permitted Discretion) to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Trademarks or Future Trademarks. In the event Pledgor fails or refuses to execute and deliver such documents, Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on Pledgor’s behalf. Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Pledgor may sell any merchandise or services bearing the Trademarks and Future Trademarks to the extent permitted by the Indenture until it receives written notice from Pledgee to the contrary. The preceding sentence shall not limit any right or remedy granted to Pledgee with respect to Pledgor’s inventory under any Indenture now or hereinafter in effect. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Pledgee pursuant to this Agreement and the exercise of any right or remedy by the Pledgee hereunder are subject to the provisions of the Intercreditor Agreement, dated as of March [24], 2005 (as amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Pledgor, Pledgee, Wells Fargo Foothill Inc., as credit agent and the other parties thereto. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.
          6. Cumulative Remedies. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law. The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Security Documents.
          7. Waiver of Rights. No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies of such party or any other party. No waiver by Pledgee or the Noteholders of any breach or default by Pledgor shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.
          8. Future Acts. Until all of the Obligations shall have been paid in full in cash, except as would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein, Pledgor shall have the duty to make applications on material unregistered but registrable as trademarks in any location where Pledgor does business, to prosecute such applications diligently, and to preserve and maintain all rights in the Trademarks and the other Collateral. Any expenses incurred in connection with such applications and other actions shall be borne by Pledgor. Pledgor shall not abandon any right to file a trademark application or registration for any trademark, or abandon any such pending trademark application or registration, without the consent of Pledgee, except to the extent that such abandonment would not have a material impact on the overall value of all the Collateral or the enforcement, perfection or priority of the security interests therein.
          9. Enforcement. Upon Pledgor’s failure to do so after Pledgee’s demand, or upon the continuance and during the continuance of an Event of Default, Pledgee shall have the right but shall in no way be obligated to bring suit in its own name (as trustee for the Secured Parties) to enforce the Trademarks and Future Trademarks and any license thereunder, in which event Pledgor shall at the request of Pledgee do any and all lawful acts and execute any and all proper documents required by Pledgee in aid of such enforcement and Pledgor shall promptly, upon demand, reimburse and indemnify Pledgee, each Lender and their respective agents for all costs and expenses incurred by each such Person in the exercise of its rights under this Section 9.
          10. Release. Upon a release of the Collateral pursuant to Section 10.03 of the Indenture, the obligations of Pledgor hereunder and the Liens created hereby shall automatically terminate (provided that, in the case of any disposition of a portion of the Collateral, such termination and release shall only apply to the Collateral disposed of), and Pledgee, as agent for the Secured Parties, will execute and deliver to Pledgor all releases or other instruments or take any such other actions as may be necessary or evidence such releases.
          11. Notices. All notices, requests and demands to or upon Pledgor or Pledgee under this Agreement shall be given in the manner prescribed by the Indenture.

          12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF PLEDGOR AND PLEDGEE REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
          13. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto; provided, however, that, except in connection with any transaction permitted under the Indenture, Pledgor may not assign this Agreement or any rights or duties hereunder, or any interest in or to the Collateral, without Pledgee’s prior written consent and any prohibited assignment shall be absolutely void ab initio. Except as permitted under the Indenture, no consent to assignment by Pledgee or any Lender shall release Pledgor from its obligations hereunder. Pledgee may assign this Agreement and its rights and duties hereunder pursuant to and to the extent permitted by the terms of the Indenture and, except as expressly required pursuant to the terms thereof, no consent or approval by Pledgor is required in connection with any such assignment.
          14. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, and no consent with respect to any departure by Pledgor therefrom, shall be effective unless the same shall be in writing and signed by Pledgee and Pledgor and made in compliance with the terms of the Indenture, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Pledgor hereby authorizes Pledgee to modify this Agreement by amending Exhibit A hereto to include any Future Trademarks.
          15. Effectiveness. This Agreement shall be binding and deemed effective when executed and delivered by Pledgor and Pledgee and the Closing Date under the Indenture shall have occurred.
          16. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.
          17. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.
          18. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.
          19. Jurisdiction, Service of Process and Venue.
          (a) Each party hereto irrevocably and unconditionally submits, to the extent permitted by applicable law, to any suit, action or proceeding with respect to this Agreement or any judgment entered by any court in respect thereof to the jurisdiction of (i) the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and any appellate court from any thereof, and (ii) to the courts of its own corporate domicile, at the election of the plaintiff, in respect of actions brought against it as a defendant, and irrevocably submits, to the extent permitted by applicable law, to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.
          (b) Nothing herein shall in any way be deemed to limit the ability of Pledgee or any Lender to serve any such process or summons in any other manner permitted by applicable law.
          20. Entire Agreement. This Agreement, in conjunction with the other Security Documents, represents the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.
          21. Supplement. This Agreement is one of the Security Documents referred to in the Indenture.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PLEDGOR

[ ]

By:
Title:

PLEDGEE

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, as Trustee

By:
Title: